                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                              VALLEY FORGE COMPANY

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
          CITY TIME, ON JANUARY 15, 1999 UNLESS THE OFFER IS EXTENDED.

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.50 per share (the "Shares"), of Valley Forge Corporation, a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, facsimile transmission, or mail to the Depositary. See
Section 3--"Procedure for Tendering Shares" of the Offer to Purchase, dated December 9, 1998 (the "Offer to Purchase").

                        The Depositary for the Offer is:
                             SUNTRUST BANK, ATLANTA

      BY MAIL:                 BY HAND:
   SunTrust Bank,       SunTrust Bank, Atlanta
       Atlanta            58 Edgewood Avenue
    P.O. Box 4625              Room 225
  Atlanta, GA 30302       Atlanta, GA 30303

BY OVERNIGHT COURIER:        BY FACSIMILE
   SunTrust Bank,           TRANSMISSION:
       Atlanta               404-865-5371
 58 Edgewood Avenue          404-332-3875
      Room 225          CONFIRM BY TELEPHONE:
  Atlanta, GA 30303          800-568-3476

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to KCI Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with all amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares of the Company indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3--"Procedure for Tendering Shares" of the Offer to Purchase.

Number of Shares: --------------------------  SIGN HERE

Certificate No(s). (if available):            Name(s):

-------------------------------------------   -------------------------------------------

-------------------------------------------   -------------------------------------------

If Securities will be tendered by book-entry transfer:

Name of Tendering Institution:                 Address: ----------------------------------
                                                                                (Zip Code)

-------------------------------------------    Area Code and Telephone No: ---------------

Account No.: ---------------------------- at

-------------------------------------------   SIGNATURE(S):
(Please Print)

                                              --------------------------------------------

                                              --------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three American Stock Exchange trading days of the date hereof.

Name of Firm:___________________________________________________________________

Address:________________________________________________________________________
                                                                      (ZIP CODE)

AUTHORIZED SIGNATURE:___________________________________________________________

Title:__________________________________________________________________________

Name:___________________________________________________________________________
                             (Please Print or Type)

Area Code & Telephone No.:______________________________________________________

    NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED
          DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Date: ___________, 199__